                                                                   EXHIBIT 10.14

                      SEPARATION AND CONSULTING AGREEMENT
                      -----------------------------------

     This Agreement (the "Agreement"), is entered into by Kenneth J. Murphy ("Executive"), an individual, and CarsDirect.com Inc. a Delaware corporation (the "Company"). In consideration of the mutual covenants and representations contained herein, the parties agree as follows:

     1.  Effective Date.  Effective May 1, 2000 (the "Effective Date"),
         --------------
Executive's employment with the Company shall be converted into a consulting relationship for a period of six months. As of the Effective Date, and to the extent he has not already done so, Executive hereby resigns all of his positions with the Company, and any subsidiary of the Company, including any position as an officer, director or employee of the Company and the Company accepts his resignation. The parties acknowledge that as of the Effective Date, Executive has 62 hours of accrued personal time off with regard to all pay periods prior to the Effective Date ("PTO"). Executive's PTO shall be carried forward to and exercisable by the Executive in the Consulting Term as defined below.

     2.  Consultancy.  Executive shall render services to Company, as reasonably
         -----------
requested by the Company, as a consultant on an exclusive and full-time basis for a 6-month term ("Consulting Term") commencing on the Effective Date. Executive shall be paid $137,500.00 at the rate of $22,916.66 per month at the same time as the Company's regular payroll for salaried employees. Governmentally mandated withholding amounts shall be deducted.

         a. During the Consulting Term, Executive shall have the title of Special Counsel for Regulatory Affairs and Industry Relations. The services rendered by Executive pursuant to this Agreement shall be determined by the Company in its sole discretion and may change during the Consulting Term based upon the Company's determination of its needs and its judgment regarding the most effective use of Executive's training, skills and experience. As of the Effective Date, the Company intends for Executive to engage primarily in the management of the Company's regulatory affairs, including regulatory compliance, legislative strategies and industry relations.

         b. Executive shall have access to an office, a computer and such other support, services, equipment and materials as reasonably required to perform the work requested by the Company. Executive shall be reimbursed for all reasonable out of pocket expenses to the extent they are approved by the Company, including but not limited to expenses incurred for travel to the location of any consulting services outside of the geographic area in which Executive maintains his principal residence.

         c. The Parties acknowledge that Executive's obligation to render services to the Company on an exclusive and full-time basis during the Consulting Term is subject to the reasonable flexibility exercised by Executive while he was employed by the Company and that Executive may set his own hours of work. Nevertheless, the Parties intend for Executive to be engaged in services on behalf of the Company on an average of forty (40) hours per week.

         d. The Company shall have the right, in its sole discretion, to extend the Consulting Term for additional six-month terms ("Extended Consulting Term") on terms and conditions mutually agreeable to the Parties. In the event the Company desires to exercise its right to extend, the Company shall notify Executive on or before the expiration of the Consulting Term and endeavor to negotiate the terms and conditions for the Extended Consulting Term. If the Parties are unable to reach agreement on such terms and conditions, the Consulting Term shall expire. In the event the Company, in its sole discretion, elects to extend the Consulting Term and the Parties reach mutual agreement on the terms and conditions for the Extended Consulting Term, then (but only then) Executive shall be entitled to continue to vest in the shares of Company's Common Stock purchased by Executive pursuant to that certain Stock Option Agreement dated June 23, 1999 and any addenda thereto (the "Stock Option Agreement") during the Extended Consulting Term. At the expiration of the Extended Consulting Term, and provided the Company has not elected to extend Executive's services for an additional six-month term pursuant to the process set forth in this subparagraph, Executive's vesting rights under the Stock Option Agreement shall terminate and all unvested shares previously exercised by Executive shall be repurchased as provided in paragraph 4 below. If the Company elects to extend Executive's services for additional Extended Consulting Term(s) and the Parties mutually agree upon the terms and conditions of such extension(s), Executive shall continue to vest pursuant to the terms of the Stock Option Agreement during such additional Extended Consulting Term(s). The conditional continuing vesting rights set forth in this subparagraph are in addition to and not in lieu of the Acceleration provision of paragraph 4 below.

          e. At the expiration of the Consulting Term (if not extended by the Company) or at the expiration of the last Extended Consulting Term (if the Company exercises its right to extend pursuant to subparagraph 2d.), and provided Executive shall not be in material breach of any obligation under this Agreement, Executive shall be entitled to severance pay for three months commencing on the first day following the expiration of the Consulting Term or Extended Consulting Term, whichever is applicable, at the same monthly payment rate Executive is being paid pursuant to the Consulting Term or Extended Consulting Term just expired ("Severance Pay"). Executive shall be paid monthly during this three-month period at the same time as the Company's regular payroll for salaried employees. Governmentally-mandated withholding amounts, if any, shall be deducted. Executive's right to receive this Severance Pay shall terminate immediately upon any material breach of Executive's obligations under this Agreement.

     3.  Benefits.  During the Consulting Term, so long as Executive is not
         --------
covered by another group plan and so long as Executive is in compliance with his obligations under paragraph 10 of this Agreement, Executive shall continue to be covered by the Company's group health plan generally available to executives of the Company. If the Company's group health plan denies coverage for Executive on the basis that Executive is not an eligible participant in the plan due to the consulting relationship established by this Agreement, then (but only then) Company shall pay the costs of Executive's COBRA benefits during the Consulting Term. Executive shall not be eligible for, and shall not receive, any other employee benefits (other than parking) during the Consulting Term.

     4.  Stock Options.  Pursuant to that certain Stock Option Agreement dated
         -------------
June 23, 1999 and any addenda thereto (the "Stock Option Agreement"), Executive currently has vested stock options, as of the Effective Date, to purchase 15,803 shares of the Company's common stock. Executive shall continue to vest during the Consulting Term until 9,107 shares have vested. In addition, upon the expiration of the Consulting Term, if Executive has not revoked his ADEA waiver pursuant to paragraph 31 below, the Company shall waive its right of repurchase with respect to 18,215 additional shares (the "Acceleration") Therefore, at the expiration of the Consulting Term, Executive shall own 43,125 of his shares, provided, however, that if Executive materially breaches any terms of this Agreement, he shall not be entitled to the Acceleration. Except as provided in paragraph 2d. above, all other unvested shares previously exercised by Executive shall be repurchased as of the end of the Consulting Term. Executive shall be required to pay all promissory notes to the Company at the expiration of the Consulting Term (or the expiration of the Extended Consulting Term).

     5.  Sole Entitlement.  Executive agrees that his sole entitlement to
         ----------------
compensation and benefits directly and indirectly from the Company is as expressly set forth in this Agreement, which supersedes all prior agreements between the Company and Executive.

     6.  Releases by Executive.  Executive on behalf of himself and his
         ---------------------
successors, assigns, agents, heirs, administrators, and representatives does hereby and forever release and discharge the Company and the past and present parent, subsidiary and affiliated corporations of the Company as well as the stockholders of any of them and the successors, stockholders, officers and directors of corporate stockholders and partners of partnership stockholders, and officers, directors, employees, heirs, predecessors, assigns, agents, employees, advisors, attorneys and representatives of each of the foregoing persons or entities, past or present (all of the foregoing collectively referred to as the "Released Parties"), from any and all claims, rights, agreements, contracts, covenants, promises, demands, actions, causes of action, suits, liens, judgments, orders, debts, obligations, liabilities, wages, accounts, damages, costs, attorneys' fees or any other expenses whatsoever, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Executive now has or has at any time heretofore had, relating to or arising out of any state, municipal, or Federal constitution, statute, regulation, ordinance, order, or common law, including, but not limited to: Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 2000(e), et seq.; the Civil Rights Act of 1866,
                                         -- ----
as amended, 42 U.S.C. (S) 1981, et seq.; the Equal Pay Act, as amended, 29
                                -- ----
U.S.C. (S) 206(d); the Americans With Disabilities Act, 42 U.S.C., (S) 12101, et
                                                                              --
seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. (S) 201, et
----                                                                       --
seq.; the Family and Medical Leave Act, 29 U.S.C. (S) 2601, et seq.; the
----                                                        -- ----
Americans with Disability Act of 1990, as amended, 42 U.S.C. (S) 12101, et seq.;
                                                                        -- ----
the age discrimination provisions of California law; the Employee Retirement Income Security Act, 29 U.S.C. (S) 1001, et seq.; any equivalent state statute,
                                         -- ----
and any action based on misrepresentation, fraud, work place injury, breach of public policy, contract, quasi-contract, implied contract, an accounting, wrongful or constructive discharge, breach of the covenant of good faith and fair dealing, libel, slander, malicious prosecution, negligent or intentional infliction of emotional distress, any other tort, discrimination on any basis prohibited by statute, regulation, ordinance, or public policy, negligence, interference with business opportunity or with contracts, or unfair practices arising out of any acts or omissions occurring before the execution of this Agreement. This release shall not be deemed to release any obligations of Company under this Agreement or to release any insurance carrier or administrator with regard to any unpaid claims for medical or dental expenses or treatment.

     7.  Waiver of Unknown Claims.  In connection with the foregoing release,
         ------------------------
Executive acknowledges that he is aware that he may later discover facts in addition to or different from those which he currently knows or believes to be true with respect to the subject matters of the above release, but that it is his intention hereby fully, finally, and forever, to settle and release all of these matters which now exist, may exist, or previously existed between Executive and the Release Parties, whether known or unknown, suspected or unsuspected. In furtherance of such intent, the releases given herein shall be and shall remain in effect as full and complete releases, notwithstanding the discovery or existence of such additional or different facts. In this regard, Executive specifically waives the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state or federal law or regulation. Said Section 1542 of the California Civil Code reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH DEBTOR."

     8.  Releases by the Company.  Company does hereby release and forever
         -----------------------
discharge Executive his successors, assigns, agents, heirs, administrators, attorneys, and representatives from any and all claims, rights, agreements, contracts, covenants, promises, demands, actions, causes of action, suits, liens, judgments, orders, debts, obligations, liabilities, wages, accounts, damages, costs, attorneys' fees or any other expenses whatsoever, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Company now has or has at any time heretofore had, relating to or arising out of any state, municipal, or Federal constitution, statute, regulation, ordinance, order, or common law other than any claim based upon fraud, theft or intentional misconduct. Claims released include, but are not limited to those based upon Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 2000(e), et
                                                                              --
seq.; the Civil Rights Act of 1866, as amended, 42 U.S.C. (S) 1981, et seq.; the
----                                                                -- ----
Equal Pay Act, as amended, 29 U.S.C. (S) 206(d); the Americans With Disabilities Act, 42 U.S.C., (S) 12101, et seq.; the Fair Labor Standards Act of 1938, as
                           -- ----
amended, 29 U.S.C. (S) 201, et seq.; the Family and Medical Leave Act, 29 U.S.C.
                            -- ----
(S) 2601, et seq.; the Americans with Disabilities Act of 1990, as amended, 42
          -- ----
U.S.C. (S) 12101, et seq.; the age discrimination provisions of California law;
                  -- ----
the Employee Retirement Income Security Act, 29 U.S.C. (S) 1001, et seq.; any
                                                                 -- ----
equivalent state statute, and any action based on misrepresentation, fraud, breach of fiduciary duty, work place injury, breach of public policy, contract, quasi-contract, implied contract, an accounting, wrongful or constructive discharge, breach of the covenant of good faith and fair dealing, libel, slander, malicious prosecution, negligent or intentional infliction of emotional distress, any other tort, discrimination on any basis prohibited by statute, regulation, ordinance, or public policy, negligence, interference with business opportunity or with contracts, or unfair practices arising out of any acts or omissions occurring before the execution of this Agreement. This release shall not be deemed to release any obligations of Executive under this Agreement.

     9.  Waiver of Unknown Claims.  In connection with the foregoing release,
         ------------------------
Company acknowledges that it is aware that it may later discover facts in addition to or different from those which it currently knows or believes to be true, but that it is Company's intention hereby fully, finally, and forever, to settle and release all of these matters which now exist, may exist, or previously existed between it and Executive, whether known or unknown, suspected or unsuspected. In furtherance of such intent, the releases given herein shall be and shall remain in effect as full and complete releases, notwithstanding the discovery or existence of such additional or different facts. In this regard, Company specifically waives the benefits of the provisions of Section 1542 of the California Civil Code quoted in full above and any other analogous state or federal law or regulation.

     10. Confidentiality, Unfair Competition, Conflicts of Interest and Other
         --------------------------------------------------------------------
Obligations.
-----------

         a. Executive shall not, without the prior written consent and approval of Company, divulge to any person, firm or corporation, nor use to the detriment of Company or any other Released Party, nor use in any business, venture, or any organization of any kind, at any time during the Consulting Term or thereafter any trade secrets or confidential information including, but not limited to, information subject to attorney-client, accountant-client or other applicable privilege, work product of attorneys for Company, trade secret or confidential information of the following types: any legal or non public information regarding regulatory compliance, revenue recognition, sales or other applicable tax reporting, collection or remittance obligations, development, marketing, organizational, financial, accounting, managerial, administrative, production, distribution and sales information, data, specifications and processes presently owned, or developed in whole or in part (by Executive or by or on behalf of the Company) during Executive's employment or during the Consulting Term (collectively, the "Confidential Material"). Confidential Material shall not include information that has been publicly disclosed by the Company or included in any publicly available filing, report, or analysis or which is available to the public through lawful means unrelated to any disclosures by Executive. Except in the performance of Executive's duties as a consultant to the Company, Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material at any time during the Consulting Term or thereafter. Upon or at any time following the termination of the Consulting Term, or sooner if requested by the Company, Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be in the possession or under the control of Executive.

         b. Once Executive has disclosed to the Company processes, developments and discoveries conceived by Executive (collectively, the "Executive Work Product"), in any way related to the Confidential Material or the development, production, financing, marketing or other business activity carried on by the Company, whether conceived alone or with others during the performance of Executive's duties, and whether or not conceived during the regular working hours of the Company, such Executive Work Product shall become the sole and exclusive property of the Company, and Executive hereby assigns to the Company Executive's entire right, title and interest in and to the Executive Work Product. The Company shall also have the right to keep any and all of the Executive Work Product as the Company's Confidential Material.

         c. In order to protect the Company's Confidential Material from use by or disclosure to a party other than the Company, and to enable the Company to be able to obtain the benefits of Executive's consulting obligations hereunder, Executive agrees that so long as he is accepting payment and/or vesting shares pursuant to paragraph 2 of this Agreement for consulting with the Company, he will not accept employment from or consulting in any capacity with any competitor of Company.

         d. Executive acknowledges that the business of the Company is highly innovative and competitive, and that the trade secret information and Confidential Material which he has come to possess during his employment with Company or which he may come to possess as a result of consulting for Company involve valuable and proprietary information, including information with regard to regulatory compliance, revenue recognition, products, product design, manufacturing, pricing and marketing strategy. Executive further acknowledges that this trade secret and Confidential Material would necessarily be compromised were he to use this information for himself after his employment or consulting or were he to become involved as an employee or consultant or otherwise with any competitor of the Company during the life-cycle of the development of products and the strategy associated with the development, manufacturing and marketing of such products. Executive and the Company agree that a 6-month period of protection is reasonable and necessary to protect the Company's legitimate business interests. Accordingly, the Company and Executive agree that for the 6-month period following the termination of his consulting obligations pursuant to paragraph 2 of this Agreement, regardless of whether such consulting obligations are terminated by the Company because of a breach of paragraph 10 of this Agreement, Executive will not become an employee of, consult with, render services for, own, manage, control, participate in, or in any other manner directly or indirectly engage in, any business where his responsibilities are in any way competitive with those of the Company. Because of the international scope of the Company's plans and goals, Executive and Company agrees that such limitations shall apply throughout the world.

     Notwithstanding the foregoing, nothing herein shall prevent Executive from owning, in the aggregate, not more than one percent (1%) of the outstanding stock or other equity interests in any company whose products compete with those of the Company and whose shares or other equity interests are registered pursuant to (S) 12(b) or (S) 12(g) of the Securities Exchange Act of 1934.

         e. For a period of twenty-four months from the Effective Date, Executive shall not solicit any employee of the Company or encourage any such employee to leave the employment of the Company nor have any active involvement in the hiring of any such employee without the Company's prior written consent; provided, however, that this limitation shall not apply in any event with regard to the hiring of any individual who has not been employed by the Company for at least one year.

         f. The parties acknowledge that damages would not adequately compensate the Company for any breach by Executive of any of the provisions of this paragraph 10 of this Agreement; that any such breach will irreparably harm the Company; and that in the event of allegations of irreparable injury from this or any other type of conduct, any court of competent jurisdiction, may grant to the Company provisional relief, including a temporary restraining order or injunction, pending arbitration, to protect the Company or its Confidential Material. Similarly, in the event any alleged breach by the Company shall threaten irreparable harm to the Executive, Executive may seek from any court with appropriate venue located within the greater Los Angeles area, provisional relief, including a temporary restraining order or injunction, to protect his interests, pending arbitration.

    11.  Prohibition Against Defamation and Willful Disparagement.  The Company,
         --------------------------------------------------------
with respect to Executive, and Executive with respect to the Company and the other Released Parties, agree that they will not at any time orally or in writing defame or intentionally make disparaging remarks that could be expected to have a material adverse impact on the business reputation or prospects of the other party or person, except as may be required by law.

    12.  Cooperation and Indemnification
         -------------------------------

         a. Executive agrees to cooperate with the Company in connection with any future, potential or currently pending litigation or regulatory or other enforcement action, including without limitation, by providing information within Executive's knowledge to Company and by making himself reasonably available to consult with counsel for the Company and testify in any action as reasonably requested by the Company. With respect to any such litigation, in the event Executive is named as a defendant by any party thereto, the Company shall be responsible for providing a defense to, and indemnifying, Executive, to the same extent and under the same conditions as if he were an officer of the Company, with respect to any litigation including any third party litigation or other proceeding arising from his lawful activities on behalf of the Company and the discharge of his duties as an employee or a consultant to the Company. In the event that the interests of Executive and the Company in litigation should become adverse, Executive shall be entitled to select counsel, subject to the approval of the Company (which approval shall not be unreasonably withheld).. Company shall endeavor in good faith to maintain insurance coverage for its indemnity obligations under this Agreement pursuant to any Directors and Officers or other liability or indemnity insurance policy applicable to other executives of the Company.

         b. Executive agrees that following the Consulting Term or any Extended Consulting Term(s) he shall cooperate with the Company in the event of litigation or regulatory or other enforcement action. Executive's compensation for his services under this subparagraph b. shall be $250.00 per hour; provided, however, that Executive shall not be entitled to compensation for witness preparation, testifying at trial or deposition, or other activity undertaken by Executive in connection with any litigation in which Executive is a defendant. Executive shall also be paid for his reasonable, out-of-pocket expenses in connection with any such consulting.

    13.  Confidentiality.  The financial terms of this Agreement are intended to
         ---------------
be confidential. Accordingly, except as may be required to satisfy the Company's public disclosure or the Company's or the Executive's financial or accounting or regulatory requirements, if any, or except as may be required by law, neither the Company nor Executive shall disclose or publicize to any person, firm or corporation the terms of this Agreement without the written consent of the other party. As reasonably necessary,

Executive may discuss this Agreement with his attorneys, accountants, immediate family, and financial advisors and Company may discuss this Agreement with its attorneys, accountants, officers, directors, and senior managers provided, however, that each agrees to be bound by the terms of this paragraph to keep the information confidential. Notwithstanding this Confidentiality provision, Executive may disclose to any prospective employer or entity with whom he may seek to consult the fact that he is subject to obligations of Confidentiality, non-disclosure and non-competition. If requested by a prospective employer or entity with whom Executive seeks to consult, Company and Executive will endeavor to agree regarding whether or how the terms and conditions of this Agreement should be disclosed to such third parties.

    14.  Attorney's Fees.  Executive shall be entitled to reimbursement from the
         ---------------
Company for the expenses of legal counsel incurred in connection with the negotiation and drafting of this Agreement provided, however, that such reimbursement shall not exceed $2,500.

    15.  Legal Advice.  Each party has received independent legal advice from
         ------------
his or its attorneys with respect to the advisability of executing this Agreement.

    16.  Indemnification. In the event that any action, suit, or other
         ----------------
proceeding is instituted relating to or arising from this Agreement, including without limitation any action to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of a breach of this Agreement, the prevailing party shall recover all of such party's reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions, to the extent permitted by law.

    17.  Factual Investigation.  Each party to this Agreement has made such
         ---------------------
investigation of the facts pertaining to the matters resolved by this Agreement and of all the matters pertaining thereto as he or it deems necessary.

    18.  Later Discovered Facts.  Each party hereto is aware that he or it may
         ----------------------
hereafter discover claims or facts in addition to or different from those he or it now knows or believes to be true with respect to the matters resolved herein. Nevertheless, it is the intention of each party to fully, finally and forever settle and release all such matters and all claims relative thereto which may exist or may heretofore have existed between them.

    19.  Assignment.  Each of the parties represents and warrants that he or it
         ----------
has not heretofore assigned, transferred or granted or purported to assign, transfer or grant any claims, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify and hold harmless any other party from and against any and all costs, expense, loss or liability incurred as a consequence of any such assignment.

    20.  Recitals and Paragraph Headings.  Each term of this Agreement is
         -------------------------------
contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and paragraph headings are used herein for convenience only, are no part of this Agreement and shall not be used in interpreting or construing it.

    21.  Additional Documents.  The parties will execute all such further and
         --------------------
additional documents and undertake all such other actions as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

    22.  No Admissions.  This Agreement effects the settlement of claims which
         -------------
are denied, disputed and/or contested and nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party. Each of the parties hereto denies any liability in connection with any claim and intends merely to avoid the uncertainties and costs of litigation and buy his or its peace.

    23.  California Law.  This Agreement was negotiated, executed and delivered
         --------------
within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of California. Should any litigation arise concerning this Agreement, it will be filed only in a court in the County of Los Angeles, State of California, and then only if consistent with the parties' obligations under paragraph 30 hereof with regard to arbitration.

    24.  Entire Agreement.  This Agreement constitutes a single integrated
         ----------------
contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended only by an agreement in writing.

    25.  Binding Effect.  This Agreement is binding upon and shall inure to the
         --------------
benefit of the parties hereto, their heirs, assignees and successors in interest (including successors in any reorganization or merger with any other entity).

    26.  Additional Documents.   The parties will execute all such further and
         ---------------------
additional documents and undertake all such other actions shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

    27.  Construction of Agreement.  Each party has cooperated in the drafting
         -------------------------
and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

    28.  Counterparts.  This Agreement may be executed in counterparts.  When
         ------------
each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

    29.  No Waiver.  The failure to enforce at any time any of the provisions of
         ---------
this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     30.  Arbitration.  Any controversy, dispute, or claim between the parties
          -----------
to this Agreement or any party released pursuant to it, including any claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be settled by arbitration, before a single arbitrator, conducted in Los Angeles, California, in accordance with the then-most applicable rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having the arbitration jurisdiction thereof. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature.

     In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the "Independent" (or "Gold Card") list of retired judges. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator.

     This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. In the event of a conflict between the then-most applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

     Any filing or administrative fees shall be borne initially by the party requesting administration by the American Arbitration Association. If both parties request such administration, the fees shall be borne initially by the party incurring such fees as provided by the rules of the American Arbitration Association. The fees and costs of the arbitrator shall be borne equally between the parties to the extent permitted by law. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

     The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration.

     Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Los Angeles, California.

     31.  Age Discrimination in Employment Act Waiver.  The waiver given below
          -------------------------------------------
is given only in exchange for consideration in addition to anything of value to which Executive is already entitled. The waiver set forth below does not waive rights or claims, which may arise after the date of execution of this Agreement. Executive acknowledges that (i) this paragraph is written in a manner calculated to be understood by Executive, (ii) by reviewing this paragraph or drafts thereof he has been advised in writing to consult with an attorney before executing this Agreement, (iii) he was given a period of 21 days within which to consider this paragraph, and (iv) to the extent he executes this Agreement, including this paragraph, before the expiration of the 21 day period, he does so knowingly and voluntarily and only after consulting with an attorney. Executive shall have the right to cancel and revoke this paragraph during a period of seven days following his execution of the Agreement and this paragraph shall not become effective, and no money shall be paid hereunder, until the expiration of such seven-day period. Executive shall notify Company's counsel in writing of the date of his execution of this Agreement by faxing to Company's counsel a signed and dated copy of the signature page signed by him. The seven-day period of revocation shall commence upon the date of Executive's execution of this Agreement. Within the seven-day revocation period, Executive's counsel shall forward to Company's counsel a copy of this Agreement fully executed by Executive. In order to revoke this paragraph, Executive shall deliver to Company's counsel, prior to the expiration of said seven-day period, a written notice of cancellation.

     In addition to the release set forth in paragraph 6 hereof, Executive hereby voluntarily and knowingly waives all rights or claims arising under the Federal Age Discrimination in Employment Act. The consideration for this release of any federal age claims Executive may have shall be the continued vesting of certain of Executive's shares as provided in paragraph 4.

     32.  Notice.  All notices required hereunder shall be in writing and shall
          ------
be deemed given upon receipt if delivered personally (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) business days after deposit in the U.S. Mails, certified with return receipt requested.

     33.  Notices shall be addressed as follows:

     To Executive:  Kenneth J. Murphy

                    130 Marguerita Avenue

                    Santa Monica, California  90402


     To Company:    CarsDirect.com, Inc.

                    10567 Jefferson Boulevard

                    Culver City, California 90232

                    Attention:  Fred Philpott

     Executed at Culver City, California, this 28th day of April, 2000.


                              /s/ Kenneth J. Murphy
                              -------------------------------
                              Kenneth J. Murphy



                              CARSDIRECT.COM, INC.

                              By:  /s/ Robert N. Brisco
                                 ----------------------------------
                                   Robert N. Brisco
                              Its: Chief Executive Officer

APPROVED AS TO FORM:

TROY & GOULD

By:________________________________
   William D. Gould
   Attorneys for Kenneth J. Murphy